UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

Fate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2018 (the “Effective Date”), Fate Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Exclusive License Agreement (the “Amended MSK License”) with Memorial Sloan Kettering Cancer Center (“MSK”).  The Amended MSK License amends and restates the Exclusive License Agreement entered into between the Company and MSK on August 19, 2016 (the “Original MSK License”).

In connection with the entry into the Original MSK License, the Company and MSK established Tfinity Therapeutics, Inc. (“Tfinity”), in which the Company owned a majority interest.

Pursuant to the Amended MSK License, MSK has granted to the Company additional licenses to certain patents and patent applications relating to new chimeric antigen receptor (CAR) constructs and off-the-shelf CAR T cells, including the use of CRISPR and other innovative technologies for their production, in each case to research, develop, and commercialize licensed products in the field of all human therapeutic uses worldwide.  The Company continues to hold exclusive licenses to certain patents and patent applications relating to off-the-shelf T-cell immunotherapies, including CAR T cells manufactured from induced pluripotent stem cells, that were granted under the Original MSK License.  Additionally, the Company has the right to grant sublicenses to the licensed rights in accordance with the terms of the Amended MSK License.

In consideration for the additional rights granted under the Amended MSK License, the Company has agreed to issue to MSK 500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “MSK Shares”) and, in return, MSK has agreed to return its entire interest in Tfinity to the Company. As a result, as of the Effective Date, Tfinity is a wholly-owned subsidiary of the Company. The MSK Shares are being issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act regarding transactions by an issuer not involving a public offering.  Pursuant to the Amended MSK License, the Company is obligated to register the MSK Shares for resale within 18 months of the Effective Date.

Pursuant to the Amended MSK License, the Company also agreed to pay an upfront fee of $500,000 and is obligated to pay a royalty to MSK on net sales of licensed products and milestone payments upon the achievement of specified clinical and regulatory milestones.  Additionally, under the terms of the Amended MSK License, in the event a licensed product achieves a specified clinical milestone, MSK is then eligible to receive additional milestone payments, where such payments are owed to MSK contingent upon an increase in the price of the Company’s Common Stock relative to the price of the Common Stock as of the Effective Date, as determined in accordance with the terms of the Amended MSK License. The Company is also obligated to pay MSK a percentage of certain sublicense income received by the Company.

The foregoing description of the terms of the Amended MSK License does not purport to be complete and is qualified in its entirety by reference to the Amended MSK License, which the Company intends to file in redacted form with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 7.01	Regulation FD Disclosures.

On May 16, 2018, the Company issued a press release announcing its entry into the Amended MSK License with MSK.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.Description

99.1Press release dated May 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2018	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer